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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
VisiJet, Inc.

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 26, 2004 (except for Note 14 for which the date is April 14, 2004) relating to the financial statements of VisiJet, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Peterson & Co., LLP
-----------------------
San Diego, California

November 11, 2004